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                                                                  EXHIBIT 23.2





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Comcast Corporation registration statement of our report dated February 17, 1999 included in the Jones Intercable, Inc. Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


                                                      /s/ Arthur Andersen LLP

Denver, Colorado,
January 25, 2000